                                                                     EXHIBIT 4.2
                                             Rights Certificate Number:_________
                                                     Number of Rights:  ________

                        HALLMARK FINANCIAL SERVICES, INC.

                         SUBSCRIPTION RIGHTS CERTIFICATE

        Evidencing Subscription Rights to Purchase Shares of Common Stock
                      of Hallmark Financial Services, Inc.
                       Subscription Price: $___ per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW
YORK CITY TIME, ON _____, 2003,UNLESS EXTENDED BY THE COMPANY

Dear Stockholder:

            As the  registered  owner of this  Rights  Certificate,  you are the owner of the number of subscription rights shown above. You have been issued, at no charge,  one subscription  right for each share of common stock that you held on  ______________,  2003. The subscription  rights entitle you to subscribe for shares of  common  stock,  par value  $0.03 per  share,  of  Hallmark  Financial
Services, Inc. (the "Company").  Each subscription right will entitle the holder to  purchase  _______  shares  of our  common  stock  (the  "Basic  Subscription
Privilege")  at  the   subscription   price  of  $  __________  per  share  (the
"Subscription Price"). If you subscribe for all of the shares available pursuant to the Basic  Subscription  Privilege,  you are also  entitled to subscribe  for additional  shares  (subject  to  pro-ration)  at the  Subscription  Price  (the
"Over-Subscription Privilege"). For a more complete description of the terms and conditions of these subscription rights,  please refer to the Prospectus and the
"Instructions  as to  Use  of  Rights  Certificates"  accompanying  this  Rights
Certificate.

                 THESE SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE.

You have four choices:

1.          You can  subscribe  for all of the shares  underlying  the number of rights listed at the top of this page;

2.          You can  subscribe  for less than all of the shares  underlying  the
            number  of  rights  listed  above,   and  allow  the  rest  of  your
            subscription rights to expire;

3.          If you have subscribed for all of such shares  (exercised your Basic
            Subscription  Privilege in full),  then you can also  subscribe  for additional shares of common stock,  subject to an allocation process as described in the Prospectus; or

4.          If you do not want to purchase any shares,  you can  disregard  this material.

To subscribe for any number of shares, full payment of the Subscription Price is required for each share of common stock you are subscribing for (including under the  Over-Subscription  Privilege).  You must  complete the reverse side of this form to subscribe for new shares.

Date: ________________, 2003

                                            HALLMARK FINANCIAL SERVICES, INC.

                                            By: ________________________________
                                                Name:
                                                Title:

ATTEST:

By: ____________________________

                                       2

                     DELIVERY OPTIONS FOR RIGHTS CERTIFICATE

              For delivery by mail, hand or overnight courier to:

                       ____________________________________
                      Attention: __________________________
                      _____________________________________
                      _____________________________________
                                (800) ___________

Delivery  other  than in the  manner or to the  address  listed  above  will not constitute valid delivery.

               PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

If you  wish  to  subscribe  for  shares  pursuant  to your  Basic  Subscription
Privilege in full or a portion thereof:

I subscribe for ____________ shares    x  $___________  =  $____________________
                                                                 (Line 1)

If you  subscribed  for your Basic  Subscription  Privilege  in full and wish to subscribe for additional shares pursuant to the Over-Subscription Privilege:

I subscribe for ____________ shares    x  $___________  =  $____________________
                                                                 (Line 2)

Total amount of payment enclosed (sum of line 1 and line 2): $__________________

I acknowledge that I have received the Prospectus for this offering and I hereby irrevocably  subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

----------------------------------------------
Signature(s)

IMPORTANT:  The signature(s)  must correspond with the name(s) as printed on the reverse of this Subscription  Rights  Certificate in every  particular,  without alteration or enlargement, or any other change whatsoever.

If you wish to have your shares delivered to an address other than that shown on front,  your signature must be guaranteed by an eligible  guarantor  institution
(bank,  stock  broker,  savings  &  loan  association  or credit union) with membership in an approved  signature  guarantee  medallion  program  pursuant to
Securities and Exchange Commission Rule 17Ad-15.

Signature Guaranteed: __________________________________________________________
                             (Name of Bank or Firm)

                      __________________________________________________________
                             (Signature of Officer)

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FOR INSTRUCTIONS ON THE USE OF THE RIGHTS  CERTIFICATES,  CONSULT  ____________,
THE  INFORMATION  AGENT,  AT  __________  AND  BANKS  AND  BROKERS  MAY CALL THE
INFORMATION AGENT AT ______________.

                                       4

                          Method of Payment (Check One)

     / /     Uncertified   personal  check,   payable  to  "______________,   as
             Subscription  Agent."  Please  note that funds paid by  uncertified personal  check  may take at least  five  business  days to  clear.
             Accordingly,  subscription  rights  holders  who  wish  to pay  the purchase price by means of an uncertified  personal check are urged to make payment  sufficiently  in advance of the expiration date to ensure that such payment is received  and clears by the  expiration date, and are urged to consider  payment by means of a certified or bank check,  money order or wire transfer of immediately  available funds.

     / /     Certified  check or bank check drawn on a U.S. bank or money order, payable to "______________, as Subscription Agent."

     / /     Wire  transfer  of  immediately  available  funds  directed  to the account maintained by ___________________________ at:

            --------------------------------

            --------------------------------

            --------------------------------

            ABA # ________________________________
            Credit Account No.______________________

            Account Name: _________________________
                              Subscription Agent

            If the amount  enclosed or  transmitted is not sufficient to pay the purchase price for all shares of common stock that are subscribed for, or if the number of shares of common  stock being  subscribed  for is not  specified,  the number of  shares  of common  stock  subscribed  for will be  assumed  to be the maximum number that could be subscribed for upon payment of such amount.  If the amount  enclosed or  transmitted  exceeds the  purchase  price for all shares of common stock that the  undersigned has subscribed or  over-subscribed  for (such excess amount, the "Subscription  Excess"),  the Subscription Agent shall return the Subscription  Excess to the subscriber without interest or deduction as soon as practicable after the expiration of the offering.

                                       5